Exhibit 99.1

              Actuate Reports Third Quarter 2005 Financial Results;
                Record-High EPS, Operating and Net Profit Margins


    SOUTH SAN FRANCISCO, Calif.--(BUSINESS WIRE)--Oct. 26, 2005--Actuate Corporation (Nasdaq:ACTU), the world leader in Enterprise Reporting Applications, today announced financial results for the third fiscal quarter ended September 30, 2005.
    Total revenues for the third quarter of 2005 were $26.8 million, a 13% increase compared with $23.8 million in the third quarter of 2004. License revenues increased 11% to $8.9 million in the third quarter of 2005 from $8.0 million in the third quarter of 2004. Services revenues increased 14% to $18.0 million in the third quarter of 2005 from $15.8 million in the third quarter of 2004. Operating margin on a GAAP basis for the third quarter of 2005 was 17% and net profit margin on a GAAP basis was 14%. Both operating margin and net profit margin were record achievements for the Company. GAAP net income was $3.7 million, or $0.06 per diluted share, for the third quarter of 2005 compared with a GAAP net loss of $0.8 million or $0.01 per share in the third quarter of 2004.
    Non-GAAP operating margin for the third quarter of 2005 was 18% compared with a non-GAAP negative operating margin of 3% for the third quarter of 2004. On a non-GAAP basis, net income in the third quarter of 2005 was $3.6 million, or $0.06 per diluted share, compared with a non-GAAP net loss of $0.5 million, or $0.01 per share in the third quarter of 2004. These non-GAAP financial measures exclude the amortization of purchased technology and other intangibles, unrealized investment loss, restructuring costs and an adjustment to the tax provision. All of these expenses are included in Actuate's GAAP results. The income tax rate used to compute third quarter 2005 non-GAAP net income was 30%, compared with an income tax rate of 37.5% used to compute second quarter 2005 non-GAAP net income.
    Cash, cash equivalents and short-term investments as of September 30, 2005 totaled $50.8 million, an increase of $1.5 million from June 30, 2005. Accounts receivable of $20.6 million at September 30, 2005 represented 70 days sales outstanding, an improvement from 76 days sales outstanding at June 30, 2005. Deferred revenue at September 30, 2005 was $27.5 million, a decrease of $0.3 million compared with $27.8 million at June 30, 2005.
    "The third quarter extended our streak of year-over-year earnings growth as we continue to execute our strategic initiatives for 2005," said Pete Cittadini, Actuate's president and CEO. "Our relentless focus on customer success has resulted in a loyal base of Global 9000 customers who continue to develop and deploy Enterprise Reporting Applications to support key business processes. These customers form the foundation for our profitable baseline business."
    "Financial Management and Customer Self Service applications continue to gain strength with our customers currently initiating numerous new projects," continued Cittadini. "An independent study by Forrester Research found business and financial benefits that further validate Actuate's contribution to efficient and cost saving reporting, as well as customer support and satisfaction. The enhancements included in Actuate 8 SP1 delivers significant productivity gains for BI application developers that speed the time to value for our customers."

    Third Quarter Financial Highlights

    -- Total revenues of $26.8 million increased 13% compared to the third quarter of 2004;

    -- License revenues of $8.9 million increased 11% compared to the third quarter of 2004;

    -- Non-GAAP EPS of $0.06 increased $0.07 compared with the third quarter of 2004;

    --  Repurchased 864,000 shares at a total cost of $2.0 million;

    -- Non-GAAP operating margin was 18%, a record-setting level for the second consecutive quarter;

    --  Non-GAAP net profit margin was a record 13%;

    -- Cash flow from operations for the third quarter 2005 was $3.3 million, bringing the 2005 year-to-date total to $8.3 million;

    -- Cash, cash equivalents and short-term investments reached a record $50.8 million;

    --  Services margin continued to improve to a record 68%.

    Third Quarter Customer Highlights

    During third quarter 2005, Actuate received significant new and repeat business from, among others, ABN-AMRO, AON Warranty Group, BT, CheckFree, Citigroup, EDS, Federated Department Stores, Humana Military Healthcare Services, Johnson & Johnson, Kyushu Electric Power Company, Murex, Olm, Sky, TIAA-CREF, Trendium, UBS, U.S. Federal Reserve Board and the U.S. Department of Treasury.

    Third Quarter Business Highlights

    --  Announced enhancements to the Actuate e.Report Designer
        Professional (e.RD Pro) to include an easy-to-use graphical interface with integrated report design workflow, which dramatically improves the productivity.

    -- Introduced Information Object Designer, which enables application developers to significantly reduce the time spent in developing re-useable views of enterprise data.

    -- Nearly 50,000 downloads of BIRT and Actuate BIRT since the release of version 1.0 through the end of Q3 with over 33,000 downloads in Q3.

    -- Actuate BIRT was MySQL Network-Certified and became a recommended reporting and analytics component of a MySQL Data Warehouse Scale-Out Solution Set.

    -- Launched Offshore Professional Services offerings that enable customers to take advantage of cost-effective blended rate services to develop Enterprise Reporting Applications.

    -- A Forrester Consulting study, "The Total Economic Impact(TM) of Building Client Reporting Tools on Actuate," created a composite organization that is using Actuate for customer self-service reporting with positive cash flow in 15 months with a return on investment of 92 percent over three years.

    -- Named State Street Corporation and American Express as winners of The Actuate Excellence Award winners for 2005 with honorable mentions going to Indusa Global -- The Bahamas
        Ministry of Tourism, New York Central Mutual Fire Insurance Company, USPS, Pitt Ohio Express and York University.

    -- Named Vincent De Gennaro, with over 27 years of international sales and management expertise in the Business Intelligence and enterprise software market, to the position of vice president, Europe, Middle East and Africa (EMEA).

    -- Niku Corporation, the global leader in IT Management and Governance (IT-MG) solutions, renewed its relationship with Actuate to provide critical information accessible to every user of the applications, without necessitating any special training.

    Use of Non-GAAP Financial Measures

    The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Actuate's management to evaluate the operating performance of the Company and to conduct its business operations. Non-GAAP financial measures discussed in this press release exclude the amortization of purchased technology and other intangibles, unrealized investment loss, restructuring costs and an adjustment to the tax provision. It is management's belief that these items are not indicative of ongoing operations and as a result, non-GAAP financial measures that exclude such items provide additional insight for investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP. A detailed reconciliation between the Company's GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings. Additionally, the non-GAAP reconciliation will be available in the investor relations section of Actuate's website at www.actuate.com.

    Conference Call Information

    Actuate will be holding a conference call at 2:00 p.m. Pacific Time, today, October 26, 2005 to further discuss these results. The dial-in number for the call is 973-528-0008. The conference call will be simultaneously broadcast live in the Investor Relations section of Actuate's web site at http://phx.corporate-ir.net/phoenix.zhtml?c=64401&p=irol-irhome and will be available as an archived replay at the same location until approximately November 9, 2005.

    About Actuate Corporation

    Actuate Corporation is the world leader in Enterprise Reporting Applications that ensure 100% adoption by users. Actuate's Enterprise Reporting Application Platform is the foundation on which Global 9000 organizations (companies with annual revenues greater than $1 billion) and packaged application software vendors develop intuitive, Web portal-like reporting and analytic applications that empower 100% of users with decision-making information. These applications are deployed inside and outside the firewall to improve corporate performance across a range of business functions including financial management, sales, human resource management, and customer self-service. When tested against other business intelligence products, Actuate's Enterprise Reporting Application Platform has been proven to offer industry-leading scalability and the lowest Total Cost of Ownership. Actuate has over 3,000 customers globally in a range of industries including financial services, pharmaceuticals, insurance, and distribution services, as well as the government sector.
    Founded in 1993, Actuate has headquarters in South San Francisco, Calif., and has offices worldwide. Actuate is listed on the NASDAQ exchange under the symbol ACTU. For more information on Actuate, visit the company's Web site at www.actuate.com.

    Cautionary Note Regarding Forward Looking Statements: The statements contained in this release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding Actuate's expectations, beliefs, hopes, intentions or strategies regarding the future. All forward-looking statements in this release are based upon information available to Actuate as of the date hereof, and Actuate disclaims any obligation to update or revise any such forward-looking statements based on changes in expectations or the circumstances or conditions on which such expectations may be based. Actual results could differ materially from Actuate's current expectations. Factors that could cause or contribute to such differences include, but are not limited to, the general spending environment for information technology products and services in general and Enterprise Reporting Application software in particular, quarterly fluctuations in our revenues and other operating results, our ability to expand our international operations, our ability to successfully compete against current and future competitors, the impact of future acquisitions on the company's financial and/or operating condition, the ability to increase revenues through our indirect channels, general economic and geopolitical uncertainties and other risk factors that are discussed in Actuate's Securities and Exchange Commission filings, specifically Actuate's 2004 Annual Report on Form 10-K filed on March 16, 2005 and Quarterly Reports on Form 10-Q filed on May 10, 2005 and August 9, 2005.

    Copyright(C) 2005 Actuate Corporation. All rights reserved. Actuate and the Actuate logo are registered trademarks of Actuate Corporation and/or its affiliates in the U.S. and certain other countries. All other brands, names or trademarks mentioned may be trademarks of their respective owners.



                          ACTUATE CORPORATION
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                              (unaudited)

                                                   September December
                                                      30,       31,
                                                     2005      2004
                                                   --------- ---------

                       ASSETS
Current assets:
  Cash, cash equivalents and short-term
   investments                                      $50,806   $47,273
  Accounts receivable, net                           20,566    24,776
  Other current assets                                2,993     2,498
                                                   --------- ---------
Total current assets                                 74,365    74,547
Property and equipment, net                           4,756     6,158
Goodwill and other intangibles, net                  22,071    23,883
Other assets                                            696       867
                                                   --------- ---------
                                                   $101,888  $105,455
                                                   ========= =========

        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                   $1,733    $2,414
  Current portion of restructuring liabilities        3,133     3,669
  Accrued compensation                                4,000     5,244
  Other accrued liabilities                           2,972     4,996
  Income taxes payable                                  328       539
  Deferred revenue                                   26,352    27,323
                                                   --------- ---------
Total current liabilities                            38,518    44,185
                                                   --------- ---------

Long term liabilities:
  Deferred rent                                         230       320
  Deferred revenue                                    1,133     1,440
  Restructuring liabilities and other                10,834    12,565
                                                   --------- ---------
Total long term liabilities                          12,197    14,325
                                                   --------- ---------

Stockholders' equity                                 51,173    46,945
                                                   --------- ---------
                                                   $101,888  $105,455
                                                   ========= =========


                          ACTUATE CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)
                              (unaudited)


                                    Three Months      Nine Months
                                        Ended             Ended
                                     September         September
                                         30,               30,
                                  ----------------- -----------------
                                     2005    2004      2005    2004
                                  --------- ------- -------- --------
Revenues:
  License fees                      $8,894  $8,017   $26,647 $31,790
  Services                          17,951  15,757    50,593  45,502
                                  --------- ------- -------- --------
Total revenues                      26,845  23,774    77,240  77,292
                                  --------- ------- -------- --------

Costs and expenses:
  Cost of license fees                 489     619     1,804   2,549
  Cost of services                   5,702   6,019    17,271  18,689
  Sales and marketing                9,411  10,085    26,564  31,085
  Research and development           4,011   5,132    12,370  15,546
  General and administrative         2,622   3,019     9,933   8,066
  Amortization of other
   intangibles                          17     276       487     834
  Restructuring charges                  4       -       751     586
                                  --------- ------- -------- --------
Total costs and expenses            22,256  25,150    69,180  77,355
                                  --------- ------- -------- --------
Income (loss) from operations        4,589  (1,376)    8,060     (63)
Interest and other income
 (expense), net                        376     (89)      909     295
                                  --------- ------- -------- --------
Income (loss) before income taxes    4,965  (1,465)    8,969     232
Provision for income taxes           1,225    (617)    1,507     162
                                  --------- ------- -------- --------
Net income (loss)                    3,740    (848)    7,462      70
                                  ========= ======= ======== ========
Basic net income (loss) per share    $0.06  $(0.01)    $0.12      $-
                                  ========= ======= ======== ========
Shares used in basic per share
 calculation                        60,513  61,671    61,351  61,506
                                  ========= ======= ======== ========
Diluted net income (loss) per
 share                               $0.06  $(0.01)    $0.12      $-
                                  ========= ======= ======== ========
Shares used in diluted per share
 calculation                        62,313  61,671    63,366  65,444
                                  ========= ======= ======== ========


                          ACTUATE CORPORATION
         RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                 (in thousands, except per share data)
                              (unaudited)

                       Three Months Ended       Three Months Ended
                       September 30, 2005       September 30, 2004
                    ----------------------   -----------------------
                           Adjust-   Non-            Adjust-   Non-
                     GAAP  ments     GAAP     GAAP   ments     GAAP
                    ------ -------- ------   ------  -------- ------
Revenues:
  License fees      $8,894    -     $8,894   $8,017    -      $8,017
  Services          17,951    -     17,951   15,757    -      15,757
                    ------          ------   ------           ------
Total revenues      26,845    -     26,845   23,774    -      23,774
                    ------          ------   ------           ------

Costs and expenses:
  Cost of license
   fees                489 (115)(a)    374      619  (383)(a)    236
  Cost of services   5,702    -      5,702    6,019     -      6,019
  Sales and
   marketing         9,411    -      9,411   10,085     -     10,085
  Research and
   development       4,011    -      4,011    5,132     -      5,132
  General and
   administrative    2,622    -      2,622    3,019     -      3,019
  Amortization of
   other intangibles    17  (17)         -      276  (276)         -
  Restructuring
   charges               4   (4)         -        -     -          -
                    ------          ------   ------           ------
Total costs and
 expenses           22,256    -     22,120   25,150     -     24,491
                    ------          ------   ------           ------
Income (loss) from
 operations          4,589    -      4,725   (1,376)    -       (717)
Interest and other
 income (expense),
 net                   376   17 (b)    393      (89)    -        (89)
                    ------          ------   ------           ------
Income (loss) before
 income taxes        4,965    -      5,118   (1,465)    -       (806)
Provision for income
 taxes               1,225  310 (c)  1,535     (617)  315 (c)   (302)
                    ------          ------   ------           ------
Net income (loss)    3,740    -      3,583     (848)    -       (504)
                    ======          ======   ======           ======
Basic net income
 (loss) per share    $0.06    -      $0.06   $(0.01)    -     $(0.01)
                    ======          ======   ======           ======
Shares used in basic
 per share
 calculation        60,513          60,513   61,671           61,671
                    ======          ======   ======           ======
Diluted net income
 (loss) per share    $0.06    -      $0.06   $(0.01)    -     $(0.01)
                    ======          ======   ======           ======
Shares used in
 diluted per share
 calculation        62,313          62,313   61,671           61,671
                    ======          ======   ======           ======

(a) Amortization of purchased technology.

(b) Unrealized investment loss.

(c) The provision for income taxes used in arriving at the non-GAAP net income for all of the periods presented was computed using an income tax rate of 30% and 37.5% for fiscal years 2005 and 2004, respectively. The amount of provision for income taxes used in arriving at the non-GAAP net income does not necessarily reflect the actual or future expected provision for income taxes.


                          ACTUATE CORPORATION
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                              (unaudited)

                                                     Nine Months Ended
                                                       September 30,
                                                       2005     2004
                                                     -------- --------
Operating activities
   Net Income                                         $7,462      $70
   Adjustments to reconcile net loss to net cash
    from operating activities:
     Amortization of other intangibles                 1,286    1,983
     Depreciation                                      1,315    1,730
     Tax benefit from exercise of stock options        1,513        -
     Unrealized investment loss                          301        -
   Changes in operating assets and liabilities:
     Accounts receivable                               4,210    2,796
     Other current assets                               (495)     286
     Accounts payable                                   (153)    (127)
     Accrued compensation                             (1,244)    (702)
     Other accrued liabilities                        (2,024)     (55)
     Income taxes payable                               (210)     (44)
     Deferred rent liabilities                           (90)       -
     Restructuring liabilities                        (2,268)  (1,424)
     Deferred revenue                                 (1,278)   1,154
                                                     -------- --------
Net cash provided by operating activities              8,325    5,667
                                                     -------- --------

Investing activities
    Purchases of property and equipment                   87   (2,891)
    Proceeds from maturity of short-term investments  60,099   40,553
    Purchases of short-term investments              (58,764) (27,058)
    Net change in other assets                          (130)     380
                                                     -------- --------
Net cash provided by investing activities              1,292   10,984
                                                     -------- --------

Financing activities
     Proceeds from issuance of common stock            1,667    2,007
     Stock repurchases                                (6,202)  (2,689)
                                                     -------- --------
Net cash used in financing activities                 (4,535)    (682)
                                                     -------- --------
Net increase in cash and cash equivalents              5,082   15,969
Effect of exchange rate on cash                         (157)     184
Cash and cash equivalents at the beginning of the
 period                                                7,341    8,950
                                                     -------- --------
Cash and cash equivalents at the end of the period   $12,266  $25,103
                                                     ======== ========




    CONTACT: Actuate Corporation
             Keren Ackerman, 650-837-4545
             kackerman@actuate.com